November 5, 2008	CONTACT:
Elizabeth Wilkinson–Investor Relations Phone: 281-408-1329

Eagle Rock Energy Partners, L.P. Provides Additional Operations Data on Upstream and Minerals Businesses to Supplement its Third Quarter 2008 Earnings Release

HOUSTON, TEXAS - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ:EROC) today issued the following operations data on its Upstream and Minerals Businesses to supplement the Third Quarter 2008 Earnings Release issued November 4, 2008 after market close.

Eagle Rock Energy Partners, L.P.
Upstream and Minerals Operations Information
(unaudited)

	Three Months Ended		Nine Months Ended		Three Months
	Sept 30,		Sept 30,		Ended
	2008	2007	2008	2007	June 30, 2008

Upstream
Production:
Oil and condensate (Bbl)	230,727	140,799	616,643	140,799	184,511
Gas (Mcf)	1,233,951	666,298	2,949,241	666,298	873,093
NGLs (Bbl)	119,664	88,228	365,761	88,228	118,644
Total Mcfe	3,336,297	2,040,460	8,843,665	2,040,460	2,692,023

Sulfur (Long ton)	25,816	12,459	71,772	12,459	19,724

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$98.36	$68.10	$100.79	$68.10	$114.50
Gas (per Mcf)	$9.05	$6.37	$9.40	$6.37	$10.80
NGLs (per Bbl)	$67.35	$49.49	$66.58	$49.49	$68.74
Sulfur (per Long ton)	$505.77	$59.39	$355.63	$59.39	$359.97

Operating statistics:
Operating costs per Mcfe (incl production taxes)	$3.71	$3.82	$3.32	$3.82	$3.49
Operating costs per Mcfe (excl production taxes)	$2.46	$2.64	$2.01	$2.64	$1.93
Operating Income per Mcfe	$9.54	$4.17	$9.21	$4.17	$9.89

Drilling program (gross wells):
Development wells	6	-	18	-	6
Completions	6	3	18	3	6
Workovers	11	2	12	2	1
Recompletions	5	-	12	-	3

Minerals
Production:
Oil and condensate (Bbl)	41,971	47,498	120,711	71,908	40,907
Gas (Mcf)	323,158	376,389	978,632	548,600	339,518
NGLs (Bbl)	6,981	12,729	17,381	15,624	6,215
Total Mcfe	616,870	737,752	1,807,184	1,073,793	622,250

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$104.60	$64.84	$103.46	$64.14	$89.00
Gas (per Mcf)	$9.42	$4.92	$9.01	$6.09	$6.99
NGLs (per Bbl)	$59.16	$41.40	$60.93	$40.00	$56.15